Exhibit 10.3
Highly Confidential and Trade Secret

Apollo Advisors X, L.P. Award Letter

Delivered Via Email

Dear

You have been selected by Apollo Global Management, Inc. (“AGM,” together with its subsidiaries and affiliates, “Apollo”), to receive an award of points (“Points”) in Apollo Advisors X, L.P., subject to the terms and conditions set forth in this letter (this “Award Letter”). Your Points entitle you to share in an allocable portion of the carried interest earned from Apollo Investment Fund X, L.P. and its parallel funds (“AIF X”), subject to the terms and conditions set forth herein and in the accompanying award documents listed on the Award Document Checklist.

Your award details are as follows:

Points Awarded
Effective Date
Vesting Commencement Date
Required Commitment
Voluntary Commitment
Remaining Required Commitment
Additional Commitment

Your required capital commitment to Co-Investors (A) is the dollar amount set forth above. Your existing voluntary capital commitment to Co-Investors (A) satisfies the capital commitment required in connection with your Point award. If you want to make an additional capital commitment to Co-Investors (A), please include your requested amount in the Additional Commitment above which amount may be reduced in Apollo’s sole discretion.

Terms and Conditions; Required Documents
Your Points are subject to the terms and conditions set forth herein and, in the documents, listed on the Award Document Checklist, including any related exhibits.
This award of Points is contingent on your satisfaction of the sign and submit requirements indicated on the Award Document Checklist, including your execution and return of the Participant/Limited Partner Execution Page.

Very truly yours,

APOLLO ADVISORS X, L.P.

By:    Apollo Capital Management X, LLC,
    its general partner

By:
    Name:    Matthew Breitfelder
    Title:    Vice President

AIF X Award
Participant/Limited Partner Execution Page

The undersigned acknowledges receipt of the following agreements, including any exhibits related thereto (collectively with this Award Letter, the “Award Documents”):
(1)    limited partnership agreement of Apollo Advisors X, L.P.;
(2)    limited partnership agreement of Apollo Co-Investors X (A), L.P.;
(3)    forms of personal Guarantee of a pro rata share of the “clawback obligations” of the Apollo Advisors X, L.P. for the benefit of all investors in Apollo Investment Fund X, L.P. and its parallel funds; and
(4)    form of Secured Reimbursement Agreement between the undersigned as “Participant” and the “Apollo Guarantor” as defined therein.
This execution page constitutes a counterpart signature page to each of the Award Documents. The undersigned hereby undertakes and agrees to join in, adhere to and be bound by each of the Award Documents, with effect from the date of the Award Letter. Without limitation to the foregoing, the undersigned hereby confirms the power of attorney granted in the limited partnership agreements of Apollo Advisors X, L.P. and Apollo Co-Investors X (A), L.P. to which it adheres, as if such power of attorney were set forth in full herein.
This execution page shall be governed by the laws of the State of New York.

Name of Participant:	________________________________
Signature of Participant:	________________________________

AIF X Award Letter | Participant Execution Page